Exhibit 10.14

MANAGEMENT AGREEMENT

THIS MANAGEMENT AGREEMENT (this "Agreement") is executed as of the 23rd day of July 2007 (the "Effective Date"), by and between Knox Lawrence International, LLC ("Manager"), a Delaware limited liability company, and Utilipoint International, Inc. ("Company"), a New Mexico Corporation.

RECITALS

WHEREAS, Manager directly, and indirectly through a subsidiary, owns a controlling interest in the Company;

WHEREAS, Company is in need of certain strategic and management assistance in the operation of its business; and

WHEREAS, Manager is willing to give such support to Company in exchange for appropriate compensation;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, Manager and Company, hereby agree as follows:

ARTICLE I

DESCRIPTION OF SERVICES

Subject to any limitations imposed by applicable law or regulation, Manager will render management, consulting and financial services to Company and its subsidiaries, which services will include advice and assistance concerning aspects of the operations, planning and financing of Company and its subsidiaries, and negotiating joint ventures, acquisitions and stock for services transactions, as needed from time to time, including advising Company and its subsidiaries in their relationships with banks and other financial institutions and with accountants, attorneys, financial advisers and other professionals.

ARTICLE II

COMPENSATION

 2.1 Compensation Generally. As consideration for the services described above, commencing on the Effective Date, Company shall pay to Manager an annual fee of $100,000.00 (the "Management Fee"). The Management Fee shall be paid by Company in advance in [four (4) equal installments coinciding with the fifteenth (15th) day of the first (1st) month of each calendar quarter]. Payment shall be made within fifteen (15) days of invoice.

 2.2 Limitations on Payment of Management Fee. Manager acknowledges and agrees that the Company shall not pay the Management Fee if, after such payment, the Company shall not have sufficient liquidity to pay all of its obligations, including dividends on its Series A Preferred Stock, for the six month period after payment of such Management Fee. Manager shall not demand payment of any Management Fee to the extent payment is prohibited by the foregoing sentence, provided that, to the extent that such Management Fee payments are not made, the Company shall immediately pay Manager any accrued, but unpaid Management Fees, at such time as the prohibition is no longer applicable. This Section 2.2 shall terminate and be of no further force and effect upon termination of that certain Business Loan Agreement dated July 23, 2007 by and among UTP International, LLC, a Delaware limited liability company, David Benoit, as agent on behalf of the investors ("Investors'), the Investors and Manager.

ARTICLE III

TERM AND TERMINATION

 3.1 Term. This Agreement shall remain in effect for a period of one (1) year from the Effective Date, and shall automatically renew at the end of such year, and each succeeding year, unless terminated by either party as provided below.

3.2           Termination.

(a) Manager may terminate this Agreement by a written notice sent to the other party not less than thirty (30) days prior to the effective date of termination.

(b) Notwithstanding any provisions to the contrary herein, in the event of a change of control, in any manner, in the current ownership structure of Company as of the date of this Agreement, Manager shall have the option, in its sole discretion, to terminate this Agreement by giving ten (10) days written notice.

 3.3 Effect of Termination. In the event of termination of this Agreement pursuant to this Article III, Company shall pay Manager any unpaid Management Fees earned through the date of termination. Manager shall have no obligation to return any Management Fees upon termination of this Agreement for any reason.

ARTICLE IV

INDEMNIFICATION OF MANAGER

Company shall indemnify Manager and its affiliates, members, directors, officers, members, managers employees and agents and hold them harmless from any and all actions, causes of action, claims, judgments, obligations and expenses, including reasonable attorney's fees actually incurred, ("Indemnification Event") arising as a result of this Agreement, unless such Indemnification Event results from the gross negligence or willful misconduct of the parties seeking indemnification.

ARTICLE V

NONEXCLUSIVE ARRANGEMENT

 5.1 Similar Services. Company acknowledges and agrees that Manager may provide management services to other of its affiliates and that Manager may offer standardized services to all of such affiliates, including Company. Manager may also centralize some of the management services to achieve efficiencies of scale or other benefits for some or all of its affiliates.

5.2           Other Activities of Manager; Investment Opportunities. Company acknowledges and agrees that Manager will not devote Manager's (or any employee, officer, director, member, manager, affiliate or associate of Manager) full time and business efforts to the duties of Manager specified in this Agreement, but only so much of such time and efforts as Manager reasonably deems necessary. Company further acknowledges and agrees that Manager and its affiliates are or may be engaged in the business of investing in, acquiring and/or managing businesses for Manager's own account, for the account of Manager's affiliates and associates and for the account of other unaffiliated parties and that no aspect or element of these activities will be deemed to be engaged in for the benefit of Company nor to constitute a conflict of interest. Manager will be required to bring only those investments and/or business opportunities to the attention of Company which Manager, in its sole discretion, deems appropriate.

ARTICLE VI

MISCELLANEOUS PROVISIONS

 6.1 Notices. Any notices permitted or required to be made under this Agreement shall be in writing, signed by the person giving such notice, election, offer, acceptance, or demand and shall be delivered personally, or sent by registered or certified mail, to the party, at its address on file with the other party or at such other address as may be supplied in writing. The date of personal delivery or the date of mailing, as the case may be, shall be the date of such notice, election, offer, acceptance, or demand.

 6.2 Successors and Assigns. This Agreement shall be binding on and shall inure to the benefit of the parties, their respective successors and permitted assigns. This Agreement is personal to Company and Company shall not assign this Agreement without the written consent of Manager.

 6.3 Amendment. No change, modification, or amendment of this Agreement shall be valid or binding on the parties unless such change or modification shall be in writing signed by the party or parties against whom the same is sought to be enforced.

 6.4 Force Majeure. Manager shall have no liability for any losses arising out of delays in performing the services which it renders under this Agreement which result from events beyond its control, including without limitation, interruption of the business of Manager due to acts of God, acts of governmental authority, acts of war, riots, civil commotions, insurrections, labor difficulties (including, but not limited to strikes and other work slippages due to slow-downs), any action or omission of any courier or utility, mechanical or other malfunction, or electronic or communications interruption.

 6.5 Further Assurances. Each party hereby covenants and agrees that it shall execute and deliver such other documents as may be required to implement any of the provisions of this Agreement.

 6.6 No Waiver; Time is of the Essence. The failure of any party to insist on strict performance of a covenant hereunder or of any obligation hereunder shall not be a waiver of such party's right to demand strict compliance therewith in the future, nor shall the same be construed as a novation of this Agreement. Time is of the essence in this Agreement.

6.7           Integration. This Agreement constitutes the full and complete agreement of the parties with respect to the subject matter hereof.

 6.8 Applicable Law. Each Party acknowledges that this Agreement shall be governed and construed in accordance with the law of the State of New York. Any legal action or proceeding with respect to this Agreement, shall be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, each party hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

 6.9 Severability. In the event any provision, clause, sentence, phrase, or word hereof, or the application thereof in any circumstances, is held to be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder hereof, or of the application of any such provision, sentence, clause, phrase, or word in any other circumstances.

6.10 Attorney's Fees. Company agrees to pay or reimburse Manager upon demand for all out-of-pocket costs and expenses, including reasonable attorneys' fees and legal costs, incurred by Manager in enforcing this Agreement or exercising or enforcing any other right or remedy available in connection herewith or therewith.

6.11 Due Authorization. Company represents and warrants to Manager that the execution, delivery and performance of this Agreement by Company has been duly authorized by all necessary corporate action of Company.

[signature page follows]

IN WITNESS WHEREOF the parties have executed this Management Agreement effective on the date first written above

KNOX LAWRENCE INTERNATIONAL, LLC

By:/s/ Johnson Kachidza
Name:__Johnson Kachidza_____________________
Title: _Managing Principal_______________________

UTILIPOINT INTERNATIONAL, INC.

By:/s/ Robert S. Bellemare
Name:___Robert Bellemare_____________________
Title: ___CEO_______________________________

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